FOR IMMEDIATE RELEASE

Contact: Tom Hoyer Executive Vice President, Chief Financial Officer (954) 759-6991	John Scherer Vice President, Treasurer (954) 760-6556

NATIONSRENT FIRST QUARTER 2006 CONFERENCE CALL
SUPPLEMENTAL INFORMATION

FORT LAUDERDALE, Florida – May 15, 2006 – NationsRent Companies, Inc. will hold a conference call to discuss its first quarter financial results and general business conditions on Tuesday, May 16, 2006 at 2:00 p.m. Eastern Time (ET). The Company filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 with the Securities and Exchange Commission (SEC) on May 12, 2006.

The conference call will include a discussion of earnings before interest, taxes, depreciation, amortization and reorganization items (defined herein as “EBITDA”), which is a non-GAAP financial measure of operating results. The table below provides a reconciliation between net loss and EBITDA for the periods indicated:

                                           Non-GAAP Disclosure Reconciliation
($ in Millions)

Three Months Ended March 31,
2006 (Unaudited)	2005 (Unaudited)

Net loss

Interest expense, net

Income tax benefit

Rental equipment and vehicle depreciation

Non-rental equipment depreciation and amortization

Restricted stock amortization

Reorganization items, net

EBITDA	$ (3.1) 10.4 (1.8) 29.0 2.2 0.1 - -------------------- $ 36.8 ===========	$ (12.8) 7.8 - 30.5 1.9 0.2 (0.2) ------------------- $ 27.4 ===========

Management believes EBITDA, as defined herein, is relevant and useful information that is commonly used by analysts, investors and other interested parties. EBITDA is presented to provide additional information regarding our ability to meet our future debt service obligations, planned capital expenditures and working capital requirements. EBITDA should not be considered in isolation or as a substitute for net income or loss, cash flow provided or used by operating activities or other income or cash flow data prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or as a measure of our profitability or liquidity. EBITDA excludes components that are significant in understanding and assessing our results of operations, cash flows and liquidity. In addition, EBITDA is not a term defined by GAAP and, as a result, might not be comparable to similarly titled measures used by other companies.

Conference Call Information

Date: May 16, 2006

Time: 2:00 p.m. (ET)

Dial-In Number: (800) 219-6110

Replays of the conference call can be accessed from 5:00 p.m. (ET) on May 16, 2006 through 11:59 p.m. (ET) June 16, 2006, by dialing (800) 405-2236 and entering the pass code 11059972#.

About NationsRent

NationsRent is headquartered in Fort Lauderdale, Florida, and is one of the largest full service equipment companies in the United States, operating 269 locations (including 100 at Lowe’s Home Improvement locations) in 26 states. NationsRent specializes in rentals and also sells new and used equipment with related merchandise, parts and supplies, and provides maintenance and repair services. NationsRent offers a broad range of high-quality construction equipment with a focus on superior customer service at affordable prices with convenient locations in major metropolitan markets throughout the U.S. More information is available at http://www.nationsrent.com.

All statements other than statements of historical fact included in this news release regarding the Company’s financial condition, business strategy, plans, anticipated growth rates, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plans,” “strategy,”, “outlook”, “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors that include, but are not limited to, risks associated with the Company’s high degree of leverage, management’s ability to successfully execute its business strategy, competition in the equipment rental industry, the economy in general or construction spending in particular, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. The Company has no current intention or obligation to update these forward-looking statements, even if its situation or expectations change in the future.